SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2009

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

John R. Eckel, Jr., Chairman and Chief Executive Officer of Copano Energy, L.L.C. (“Copano”), will speak at the Independent Petroleum Association of America’s Oil & Gas Investment Symposium, which is being held at the Sheraton New York Hotel & Towers in New York City on April 20 - 22, 2009.  Copano’s agenda for its presentation includes discussion of throughput volume outlook, commodity prices and margin sensitivities, capital access and distribution policy and outlook.  The presentation will be webcast live Tuesday, April 21 at 3:20 p.m. Eastern Time.  The webcast will be accessible via Copano’s website (www.copanoenergy.com) and will be archived for replay shortly thereafter.

Presentation materials will be made available to participants on Monday, April 20th.  The presentation materials and a press release announcing Copano’s participation in the conference are furnished with this report as Exhibits 99.1 and 99.2, respectively.

Information on the Company’s website is not incorporated by reference in this Form 8-K. The information in this report and the exhibits attached to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, unless Copano expressly states that such information is to be considered “filed” under the Exchange Act or incorporates such information by specific reference in a Securities Act or Exchange Act filing.

Item 9.01. Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit No.	Description

99.1	Copano Energy, L.L.C. Presentation Materials for Independent Petroleum Association of America’s Oil & Gas Investment Symposium

99.2	Copano Energy, L.L.C. Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: April 20, 2009	By:	/s/ Douglas L. Lawing
Douglas L. Lawing
Senior Vice President, General Counsel
and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Copano Energy, L.L.C. Presentation Materials for Independent Petroleum Association of America’s Oil & Gas Investment Symposium

99.2	Copano Energy, L.L.C. Press Release